UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Rhinebeck Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Rhinebeck Bancorp, Inc.

Proxy Statement
Errata Sheet

The proxy statement for the Rhinebeck Bancorp, Inc. 2024 annual meeting of stockholders (the “annual meeting”) that was mailed on or about April 15, 2024 indicated that all three of the directors nominated for election as directors at the annual meeting would be elected for a three-year term.  However, consistent with the purpose of the age limitation provision contained in the Rhinebeck Bancorp, Inc. bylaws, Frederick L. Battenfeld has been nominated for election as a director to serve for a term of one year.  Accordingly, Frederick L. Battenfeld has been nominated to serve as a director until the 2025 annual meeting of stockholders and Christopher W. Chestney and Shannon Martin LaFrance have been nominated to serve as directors until the 2027 annual meeting of stockholders.

The Board of Directors unanimously recommends a vote “FOR” each of the nominees for director.